Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR SECOND QUARTER FISCAL 2019

Starz Reports Record Growth in the Quarter Driven By Sequential Increase of 1.3 Million Domestic Subscribers

Revenue is $901 Million; Fully Diluted Loss Per Share is ($0.67)

Adjusted Diluted EPS is $0.22 and Adjusted OIBDA is $128.8 Million

Free Cash Flow is $99.5 Million

SANTA MONICA, CA, and VANCOUVER, BC, November 8, 2018 - Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $901.0 million and net loss attributable to Lionsgate shareholders of ($144.1) million, or fully diluted loss per share of ($0.67), on 213.6 million diluted weighted average common shares outstanding for the quarter ended September 30, 2018.

Adjusted net income attributable to Lionsgate shareholders was $48.2 million, or adjusted diluted earnings per share of $0.22, operating income was $39.1 million, and adjusted OIBDA was $128.8 million.

The unadjusted net loss included $114.1 million of charges in the quarter related to shareholder litigation settlements, comprised of $54.8 million for the previously disclosed settlement of the fiduciary litigation and, separately, $59.3 million related to the Appraisal (dissenters) litigation, representing the amount by which the settlement amount exceeds the previously accrued $901.9 million Appraisal (dissenters) shareholders liability.

The Company generated $99.5 million in free cash flow during the quarter.

Starz reported record growth in the quarter driven by a sequential increase of 1.3 million subscribers to a total of 25.1 million domestic subscribers with strong gains in both over-the-top (OTT) and traditional MVPD (multichannel video programming distributor) subscribers.

“We’re pleased to report a strong quarter with robust free cash flow and outstanding growth at Starz,” said Lionsgate Chief Executive Officer Jon Feltheimer. “Our great results at Starz reflect our slate of hit premium programming, strong over the top subscriber growth and retention, and healthy gains in our MVPD business. Coupled with the global expansion strategy we have begun to execute, we see a very clear path to outsized value creation for our platform.”

Segment Results
Media Networks segment revenues increased by 5% to $377.3 million due to strong OTT subscriber revenue. Segment profits increased 19% to $122.7 million from the prior year quarter. Domestic subscribers increased 1.3 million sequentially in the quarter, reaching 25.1 million, with growth in both traditional MVPD and OTT subscribers.

Motion Picture segment revenues decreased by 2% to $379.0 million. Segment profits increased by 45% to $12.9 million, reflecting the strong ancillary performance of previously released theatrical titles.

Television Production segment revenues were $152.1 million in the quarter. Segment profits came in at $9.4 million compared to the prior year quarter that included licensing of several major Starz original series.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2019 second quarter results at 5:00 PM ET/2:00 PM PT this afternoon, November 8th. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf181108eo0J9Mra.html. A full replay will become available later this afternoon by clicking the same link.

ABOUT LIONSGATE
The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
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For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; litigation relating to the acquisition of Starz; impact of the Tax Cuts and Jobs Act; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2018.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s recent Quarterly Report on Form 10-Q, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/governance/governance-documents.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	March 31, 2018
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$372.3	$378.1
Accounts receivable, net	1,059.0	946.0
Program rights	234.2	253.2
Other current assets	191.0	195.8
Total current assets	1,856.5	1,773.1
Investment in films and television programs and program rights, net	1,662.9	1,692.0
Property and equipment, net	158.5	161.7
Investments	129.8	164.9
Intangible assets	1,928.5	1,937.7
Goodwill	2,833.5	2,740.8
Other assets	439.6	458.6
Deferred tax assets	40.1	38.8
Total assets	$9,049.4	$8,967.6
LIABILITIES
Accounts payable and accrued liabilities	$585.9	$447.7
Participations and residuals	494.3	504.5
Film obligations and production loans	318.7	327.9
Debt - short term portion	35.3	79.1
Dissenting shareholders' liability	961.3	869.3
Deferred revenue	238.0	183.9
Total current liabilities	2,633.5	2,412.4
Debt	2,458.0	2,478.3
Participations and residuals	456.5	438.3
Film obligations and production loans	149.6	171.3
Other liabilities	48.4	46.4
Deferred revenue	59.3	70.3
Deferred tax liabilities	58.8	91.9
Redeemable noncontrolling interest	133.1	101.8
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 82.0 shares issued (March 31, 2018 - 81.8 shares issued)	638.3	628.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 132.1 shares issued (March 31, 2018 - 129.3 shares issued)	2,095.0	2,020.3
Retained earnings	332.3	516.6
Accumulated other comprehensive loss	(15.6)	(9.7)
Total Lions Gate Entertainment Corp. shareholders' equity	3,050.0	3,155.9
Noncontrolling interests	2.2	1.0
Total equity	3,052.2	3,156.9
Total liabilities and equity	$9,049.4	$8,967.6

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$901.0	$940.8	$1,833.6	$1,946.1
Expenses
Direct operating	463.2	521.6	993.2	1,076.4
Distribution and marketing	227.9	234.5	431.4	432.6
General and administration	115.0	111.5	225.1	223.3
Depreciation and amortization	40.8	39.3	81.1	79.3
Restructuring and other	15.0	3.5	25.6	14.4
Total expenses	861.9	910.4	1,756.4	1,826.0
Operating income	39.1	30.4	77.2	120.1
Interest expense
Interest expense	(38.8)	(34.8)	(74.2)	(73.8)
Interest on dissenting shareholders' liability	(16.7)	(13.9)	(32.6)	(27.2)
Total interest expense	(55.5)	(48.7)	(106.8)	(101.0)
Shareholder litigation settlements	(114.1)	—	(114.1)	—
Interest and other income	3.0	2.7	6.1	5.5
Loss on extinguishment of debt	—	(6.4)	—	(18.0)
Gain (loss) on investments	(36.1)	—	(37.0)	201.0
Equity interests loss	(11.7)	(12.7)	(17.8)	(21.0)
Income (loss) before income taxes	(175.3)	(34.7)	(192.4)	186.6
Income tax benefit	26.0	47.6	31.8	0.8
Net income (loss)	(149.3)	12.9	(160.6)	187.4
Less: Net loss attributable to noncontrolling interests	5.2	2.6	8.7	1.9
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$(144.1)	$15.5	$(151.9)	$189.3

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$(0.67)	$0.07	$(0.71)	$0.91
Diluted net income (loss) per common share	$(0.67)	$0.07	$(0.71)	$0.87

Weighted average number of common shares outstanding:
Basic	213.6	207.8	212.7	207.3
Diluted	213.6	219.8	212.7	218.7

Dividends declared per common share	$0.09	$—	$0.18	$—

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$(149.3)	$12.9	$(160.6)	$187.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.8	39.3	81.1	79.3
Amortization of films and television programs and program rights	337.6	371.0	723.2	764.6
Interest on dissenting shareholders' liability	16.7	13.9	32.6	27.2
Amortization of debt discount and financing costs	3.0	3.0	6.0	7.5
Non-cash share-based compensation	15.1	24.8	30.2	47.4
Other non-cash items	8.4	2.9	12.1	3.9
Shareholder litigation settlements	114.1	—	114.1	—
Loss on extinguishment of debt	—	6.4	—	18.0
Equity interests loss	11.7	12.7	17.8	21.0
Loss (gain) on investments	36.1	—	37.0	(201.0)
Deferred income taxes (benefit)	(27.9)	(28.9)	(40.9)	16.2
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	46.5	30.3	172.7	131.6
Investment in films and television programs and program rights, net	(339.1)	(391.6)	(697.1)	(680.7)
Accounts payable and accrued liabilities	4.9	56.0	(65.3)	(197.7)
Participations and residuals	5.3	34.4	(24.1)	20.9
Film obligations	(1.0)	21.7	(12.4)	25.7
Deferred revenue	33.6	60.9	43.5	65.3
Net Cash Flows Provided By Operating Activities	156.5	269.7	269.9	336.6
Investing Activities:
Proceeds from the sale of equity method investee, net of transaction costs	—	—	—	393.7
Investment in equity method investees	(13.3)	(19.8)	(16.2)	(29.3)
Business acquisitions, net of cash acquired of $5.5	—	—	(77.3)	—
Increase in loans receivable	(1.8)	—	(5.8)	—
Capital expenditures	(12.5)	(11.8)	(21.6)	(21.3)
Net Cash Flows Provided By (Used In) Investing Activities	(27.6)	(31.6)	(120.9)	343.1
Financing Activities:
Debt - borrowings	—	—	2,069.5	115.0
Debt - repayments	(5.1)	(264.0)	(2,144.8)	(818.0)
Production loans - borrowings	54.4	131.2	154.5	169.7
Production loans - repayments	(98.9)	(42.6)	(189.7)	(251.6)
Dividends paid	(19.2)	—	(38.2)	—
Distributions to noncontrolling interest	(0.6)	(1.7)	(1.5)	(4.6)
Exercise of stock options	(0.5)	13.3	1.8	22.4
Tax withholding required on equity awards	(1.5)	(2.9)	(4.0)	(8.5)
Net Cash Flows Used In Financing Activities	(71.4)	(166.7)	(152.4)	(775.6)
Net Change In Cash, Cash Equivalents and Restricted Cash	57.5	71.4	(3.4)	(95.9)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(0.8)	(2.0)	(2.4)	(2.9)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	315.6	156.5	378.1	324.7
Cash and Cash Equivalents - End Of Period	$372.3	$225.9	$372.3	$225.9

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.

Segment Reorganization. During the quarter ended June 30, 2018, the Company reorganized its operational reporting of the Television Production segment to include the production and licensing to Starz Networks of Starz original series (previously produced by and included in the Media Networks segment) and the ancillary market distribution of Starz original productions and licensed product (also previously included in the Media Networks segment). This reorganization aligns the segment presentation of the Starz original product to be consistent with the Company's other television productions included in the Television Production segment. This alignment of operational reporting and business operations will allow our chief operating decision maker to review all of the Company's television production related activity in a consistent manner, and as part of one segment (i.e., the Television Production segment). The changes resulting from the segment reorganization are as follows: (i) the Television Production segment includes licensing revenues from the licensing of Starz original series productions to Starz Networks which are eliminated in consolidation as intersegment transactions; and (ii) the Television Production segment now includes the associated ancillary market distribution of Starz original productions and licensed product that were previously included in Content and Other within the Media Networks segment. As a result of the segment reorganization, the Company has presented prior period segment data in a manner that conforms to the current period presentation.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. As described under the Segment Reorganization section above, as of April 1, 2018, Television Production now includes the licensing of Starz original series productions to Starz Networks and the ancillary market distribution of Starz original productions and licensed product. Additionally, the results of operations of 3 Arts Entertainment is included in the Television Production segment from the acquisition date of May 29, 2018.
Media Networks. Media Networks consists of (i) Starz Networks, which includes the licensing of premium subscription video programming to Distributors, and on a direct-to-consumer basis and (ii) Streaming Services, which represents the Lionsgate legacy start-up direct to consumer streaming services on its SVOD platforms.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information by business unit is presented in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$379.0	$385.7	$744.3	$858.0
Television Production	152.1	211.2	431.5	472.4
Media Networks	377.3	359.7	732.2	704.3
Intersegment eliminations	(7.4)	(15.8)	(74.4)	(88.6)
	$901.0	$940.8	$1,833.6	$1,946.1
Gross contribution
Motion Picture	$38.9	$35.2	$117.7	$149.1
Television Production	20.4	28.9	46.1	80.9
Media Networks	147.4	127.8	261.6	242.3
Intersegment eliminations	9.1	3.4	(2.3)	(8.4)
	$215.8	$195.3	$423.1	$463.9
Segment general and administration
Motion Picture	$26.0	$26.3	$52.8	$53.2
Television Production	11.0	10.6	21.5	19.7
Media Networks	24.7	24.5	50.3	50.2
	$61.7	$61.4	$124.6	$123.1
Segment profit
Motion Picture	$12.9	$8.9	$64.9	$95.9
Television Production	9.4	18.3	24.6	61.2
Media Networks	122.7	103.3	211.3	192.1
Intersegment eliminations	9.1	3.4	(2.3)	(8.4)
Total segment profit	$154.1	$133.9	$298.5	$340.8
Corporate general and administrative expenses	(25.3)	(25.3)	(52.8)	(50.7)
Adjusted OIBDA(1)	$128.8	$108.6	$245.7	$290.1
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth revenues and segment profit by product line for the Media Networks segment for the three and six months ended September 30, 2018 and 2017:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Media Networks Revenue:
Starz Networks	$373.7	$358.6	$724.9	$701.8
Streaming Services	3.6	1.1	7.3	2.5
	$377.3	$359.7	$732.2	$704.3
Media Networks Segment Profit:
Starz Networks	$124.9	$116.5	$219.3	$211.2
Streaming Services	(2.2)	(13.2)	(8.0)	(19.1)
	$122.7	$103.3	$211.3	$192.1

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding the following items, when applicable: (i) immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses (which are, when granted, included in segment or corporate general and administrative expense), and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Free Cash Flow: Free cash flow is defined as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, and unusual gains or losses, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Operating income (loss)	$39.1	$30.4	$77.2	$120.1
Adjusted depreciation and amortization(1)	10.0	9.3	20.3	19.4
Restructuring and other(2)	15.0	3.5	25.6	14.4
Adjusted share-based compensation expense(3)	15.1	23.6	30.2	47.4
Purchase accounting and related adjustments(4)	49.6	41.8	92.4	88.8
Adjusted OIBDA	$128.8	$108.6	$245.7	$290.1
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Depreciation and amortization	$40.8	$39.3	$81.1	$79.3
Less: Amount included in purchase accounting and related adjustments	(30.8)	(30.0)	(60.8)	(59.9)
Adjusted depreciation and amortization	$10.0	$9.3	$20.3	$19.4

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)	2.9	—	$3.7	$1.0
Transaction and related costs(b)	12.1	3.5	21.9	13.4
	$15.0	$3.5	$25.6	$14.4
_______________________

(a)
Severance costs in the three and six months ended September 30, 2018 and the six months ended September 30, 2017 were primarily related to restructuring activities in connection with recent acquisitions, and other cost-saving initiatives.

(b)
Transaction and related costs in the three and six months ended September 30, 2018 and 2017 reflect transaction, integration and legal costs associated with certain strategic transactions and legal matters. In the three and six months ended September 30, 2018, these costs were primarily related to the legal fees associated with the Starz class action lawsuits and other matters, and to a lesser extent, costs related to the acquisition of 3 Arts Entertainment and other strategic transactions. In the three and six months ended September 30, 2017, these costs were primarily related to the sale of EPIX, the legal fees associated with the Starz class action lawsuits and other matters, and the integration of Starz.

(3)
Represents share-based compensation expense excluding, when applicable, amounts attributable to immediately vested stock bonus awards (which are, when granted, included in segment and corporate general and administrative expense) and amounts related to severance awards included in restructuring and other. There were no such amounts in the three and six months ended September 30, 2018 and 2017, and accordingly, adjusted share-based compensation expense represents total share-based compensation expense in the three and six months ended September 30, 2018 and 2017.

(4)
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$5.6	$10.2	$13.6	$26.0
General and administrative expense	13.2	1.6	18.0	2.9
Depreciation and amortization	30.8	30.0	60.8	59.9
	$49.6	$41.8	$92.4	$88.8

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$(144.1)	$15.5	$(151.9)	$189.3
Adjusted share-based compensation expense(1)	15.1	23.6	30.2	47.4
Restructuring and other	15.0	3.5	25.6	14.4
Purchase accounting and related adjustments(2)	49.2	41.3	91.7	87.8
Shareholder litigation settlements(3)	114.1	—	114.1	—
Loss on extinguishment of debt	—	6.4	—	18.0
Loss (gain) on investments(4)	36.1	—	37.0	(201.0)
Tax impact of above items(5)	(29.4)	(25.5)	(45.8)	18.7
Noncontrolling interest impact of above items	(7.8)	(2.2)	(12.1)	(4.5)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$48.2	$62.6	$88.8	$170.1

Reported Basic EPS	$(0.67)	$0.07	$(0.71)	$0.91
Impact of adjustments on basic earnings per share	0.90	0.23	1.13	(0.09)
Adjusted Basic EPS	$0.23	$0.30	$0.42	$0.82

Reported Diluted EPS	$(0.67)	$0.07	$(0.71)	$0.87
Impact of adjustments on diluted earnings per share	0.89	0.22	1.11	(0.09)
Adjusted Diluted EPS(6)	$0.22	$0.29	$0.40	$0.78

Adjusted weighted average number of common shares outstanding:
Basic	213.6	207.8	212.7	207.3
Diluted	221.8	219.8	220.8	218.7
_________________________

(1)
Represents share-based compensation expense excluding, when applicable, amounts attributable to immediately vested bonus awards (which are, when granted, included in segment and corporate general and administrative expense) and excluding amounts related to severance awards included in restructuring and other. There were no such amounts in the three and six months ended September 30, 2018 and 2017, and accordingly, adjusted share-based compensation expense represents total share-based compensation expense in the three and six months ended September 30, 2018 and 2017.

(2)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to capital lease obligations acquired in the acquisition of Starz.

(3)
Shareholder litigation settlements of $114.1 million in the three and six months ended September 30, 2018 includes the following: (i) $54.8 million for the net expense recorded for the settlement of the Fiduciary Litigation (representing the settlement amount of $92.5 million, which the Company has included in accounts payable and accrued liabilities in the unaudited condensed consolidated balance sheet, net of aggregate insurance reimbursement of $37.8 million, which amount the Company has recorded a receivable included in the "other current assets" line item in the unaudited condensed consolidated balance sheet as of September 30, 2018) and (ii) $59.3 million related to the Appraisal

Litigation, representing the amount by which the settlement amount exceeds the previously accrued $901.9 million dissenting shareholders' liability, before considering the settlement (i.e., dissenting shareholders' liability plus accrued interest through September 30, 2018).
The Fiduciary Litigation means the seven putative class action complaints that were filed between July 19, 2016 and August 30, 2016 by purported Starz stockholders in the Court of Chancery of the State of Delaware consolidated into In re Starz Stockholder Litigation, Consolidated C.A. No. 12584-VCG. As disclosed in the Company's Current Report on Form 8-K filed on August 24, 2018, on August 22, 2018, the parties to the Fiduciary Litigation reached an agreement in principle providing for the settlement of the Fiduciary Litigation on the terms and conditions set forth in an executed term sheet.
The Appraisal Litigation means the five verified petitions for appraisal (representing approximately 22.5 million shares of Starz Series A common stock) filed between December 8, 2016 and March 16, 2017 by purported Starz stockholders in the Court of Chancery of the State of Delaware, which were consolidated into In re Starz Appraisal, Consolidated C.A. No. 12968-VCG.

(4)
In the three and six months ended September 30, 2018, amounts represent the unrealized losses recorded for the change in fair value of our available-for-sale securities investment in Next Games, and other-than-temporary impairments on our cost method investments and notes receivable related to Telltale, which were written down to their estimated fair value of zero as of September 30, 2018. In the six months ended September 30, 2017, amounts represent the gain recorded in connection with the May 11, 2017 sale of our 31.15% equity interest in EPIX.

(5)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(6)
For the three and six months ended September 30, 2017, adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of the period presented.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Net Cash Flows Provided By Operating Activities	$156.5	$269.7	$269.9	$336.6
Capital expenditures	(12.5)	(11.8)	(21.6)	(21.3)
Net borrowings under and (repayment) of production loans	(44.5)	88.6	(35.2)	(81.9)
Free Cash Flow, as defined(1)	$99.5	$346.5	$213.1	$233.4

________________

(1)
Free cash flow amounts for the six months ended September 30, 2017 have been adjusted to reflect the adoption of a new accounting standard in the first quarter of fiscal 2019, which requires restricted cash to be reported as part of cash and cash equivalents in the statement of cash flows, and therefore the change in restricted cash is no longer reported as an activity in the statement of cash flows. As a result of adopting this standard, cash provided by operating activities and therefore free cash flow was reduced by $2.8 million for the six months ended September 30, 2017.